SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

     Filed by the Registrant  / X /
     Filed by a Party other than the Registrant  /___/

     Check the appropriate box:
     /___/     Preliminary Proxy Statement
     / X /     Definitive Proxy Statement
     / X /     Definitive Additional Materials
     /___/     Soliciting Material Pursuant to Rule 14a-11(c) or Rule
               14a-12

                             ________________

                          REYNOLDS METALS COMPANY
             (Name of Registrant as Specified in Its Charter)

               Board of Directors of Reynolds Metals Company
                (Name of Person(s) Filing Proxy Statement)

                             ________________


     Payment of filing fee (Check the appropriate box):
     / X /     $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
               14a-6(j)(2).
     /___/ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     /___/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          (1) Title of each class of securities to which transaction applies:
          (2)  Aggregate number of securities to which transaction applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*:
          (4)  Proposed maximum aggregate value of transaction:

     /___/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

*Set forth the amount on which the filing fee is calculated and state how it was determined.

                          REYNOLDS METALS COMPANY

                          6601 West Broad Street
                         Richmond, Virginia 23230



                                                          February 25, 1994



To Our Stockholders:

     You are cordially invited to attend the 1994 Annual Meeting of Stockholders of Reynolds Metals Company which will be held at the offices of the Company, Reynolds Metals Building, 6601 West Broad Street, Richmond, Virginia, on Wednesday, April 20, 1994, at 10:00 a.m., local time. All holders of record of the Company's outstanding Common Stock and 7% PRIDES*, Convertible Preferred Stock at the close of business on February 22, 1994 are entitled to vote at the Annual Meeting.

     At the Meeting, Stockholders will consider the items of business described in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, I will present a report on the Company's business operations.

     We hope you will be able to attend the Annual Meeting. If you plan to attend, please mark the attendance box located in the upper right hand corner of the proxy card.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, I URGE YOU TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND, YOUR HAVING SENT IN YOUR PROXY WILL NOT RESTRICT YOUR RIGHT TO VOTE IN PERSON.

                                   Sincerely,



                                   Richard G. Holder
                                   Richard G. Holder
                                   Chairman of the Board and
                                   Chief Executive Officer

                          REYNOLDS METALS COMPANY

                          6601 West Broad Street
                         Richmond, Virginia 23230
                                __________

                                  NOTICE
                                    OF
                      ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD APRIL 20, 1994
                                __________


To the Holders of Shares of Common Stock and 7% PRIDES, Convertible Preferred Stock:

     The Annual Meeting of Stockholders of Reynolds Metals Company will be held on Wednesday, April 20, 1994, at 10:00 a.m., local time, at the offices of the Company, Reynolds Metals Building, 6601 West Broad Street, Richmond, Virginia, for the following purposes:

          1.   To elect Directors of the Company;

          2.   To approve a Restricted Stock Plan for Outside Directors;

          3. To ratify the selection of Ernst & Young as independent auditors of the Company for the year 1994; and

          4. To transact such other business as may properly come before the Meeting.

     Stockholders of record at the close of business on February 22, 1994 are entitled to vote at the Meeting. Holders of Common Stock will be entitled to one vote per share. Holders of 7% PRIDES, Convertible Preferred Stock will be entitled to 4/5 of a vote per share.

                              By Order of the Board of Directors,


                                   D. MICHAEL JONES
                                   Secretary



February 25, 1994

                          REYNOLDS METALS COMPANY
                                __________

                              PROXY STATEMENT
                                    FOR
                      ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD APRIL 20, 1994
                                __________


                       PROXY SOLICITATION AND VOTING

     This Proxy Statement is furnished to holders of shares of Common Stock, without par value (the "Common Stock"), and 7% PRIDES, Convertible Preferred Stock (the "PRIDES"), of Reynolds Metals Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 20, 1994 and at any adjournments thereof.

     Proxies may be solicited by mail, telephone, telegraph or other electronic means and personal interview. The Company has retained Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022-4799, to aid in the solicitation of proxies. For this service, Morrow & Co., Inc. will receive a fee of $10,000, plus reimbursement of out-of-pocket expenses. Brokers, banks and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock and PRIDES. All costs of the solicitation will be borne by the Company.

     Holders of Common Stock and PRIDES of record at the close of business on February 22, 1994 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote at the Meeting 60,892,480 shares of Common Stock, each entitled to one vote, and 11,000,000 shares of PRIDES, each entitled to 4/5 of a vote. Holders of shares of Common Stock and PRIDES will vote together as one class. The presence, in person or by proxy, of Stockholders entitled to cast at least a majority of the votes which all Stockholders are entitled to cast will constitute a quorum. The affirmative vote of Stockholders representing a majority of the votes cast is required for the election of the Nominees (Item 1) and the approval of Item 2. Abstentions will be treated as votes against an item. "Non-votes" (in which a nominee holding shares for a beneficial owner votes on certain matters pursuant to discretionary authority or instructions from the beneficial owner but does not vote on other matters for which the nominee has not received instructions from the beneficial owner and may not exercise discretionary voting authority, the latter being termed "non-votes") will have no effect on the vote.

     Any Stockholder giving a proxy has the power to revoke it at any time before its use. If a proxy is properly signed and is not revoked by the Stockholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions of the Stockholder, or where no instructions are given, such shares will be voted FOR Items 1, 2 and 3.

     It is anticipated that proxy materials will first be mailed to Stockholders on or about March 7, 1994.


                      ITEM 1.  ELECTION OF DIRECTORS

Information Concerning the Nominees

     The Board of Directors currently consists of fifteen persons. Unless otherwise instructed on the proxy, the shares represented by proxies will be voted for the election of the fourteen Nominees named below as Directors of the Company for the ensuing year. If any Nominee becomes unavailable to serve as a Director for any reason, the shares represented by such proxies may be voted for a substitute Nominee designated by the Board of Directors.

     Thirteen of the Nominees were elected at the 1993 Annual Meeting of Stockholders. Jeremiah J. Sheehan was elected by the Board of Directors effective January 21, 1994. Ralph S. Thomas, a Director since 1972, will retire from the Board of Directors and not stand for reelection.

     The following table sets forth the names, ages and principal occupations of, and certain other information regarding, the Nominees:



                                                                    Director
Name-Age-Principal Occupation-Other Information                       Since


WILLIAM O. BOURKE (66)                                                1982
          Retired.  Chairman of the Board and Chief Executive
          Officer of the Company, 1988-1992.  Director, Merrill
          Lynch & Co., Inc., Premark International, Inc. and Sonat
          Inc.

YALE M. BRANDT (63)                                                   1988
          Vice Chairman of the Board of the Company since May 1992. Executive Vice President, Fabricated Industrial Products of the Company, 1990-1992. Executive Vice President,
          Fabricating Operations of the Company, 1988-1990.

THOMAS A. GRAVES, JR. (69)                                            1977
          Retired.  Director, Chief Executive Officer and Trustee,
          The Henry Francis du Pont Winterthur Museum and Gardens, an American decorative arts museum, gardens and library, 1985-1992. Director, Delaware Trust Company.

GERALD GREENWALD (58)                                                 1991
          Chairman of the Board and Chief Executive Officer, Tatra Koprivnice, a Czech truck manufacturer, since 1993.
          President and Deputy Chief Executive Officer, Olympia &
          York Developments Limited, a Canadian real estate company, 1992-1993. Managing Director, Dillon, Read &
          Co., Inc., an investment banking firm, 1991-1992. Chief Executive Officer, United Employee Acquisition Corp., a corporation formed for the purchase of United Airlines by employees, 1990. Vice Chairman, Chrysler Corporation, an automobile manufacturer, 1988-1990. Director, Honeywell
          Inc. and Aetna Life and Casualty Company.

JOHN R. HALL (61)                                                     1985
          Chairman of the Board and Chief Executive Officer,
          Ashland Oil, Inc., a petroleum refiner and supplier of petroleum products, since 1981. Director, Banc One
          Corporation, The Canada Life Assurance Company and Humana
          Inc.


ROBERT L. HINTZ (63)                                                  1986
          Chairman of the Board, R. L. Hintz & Associates, a management services firm, since 1989. Director, The
          Chesapeake Corporation, Scott & Stringfellow, Inc. and
          Ashland Coal, Inc.

RICHARD G. HOLDER (62)                                                1984
          Chairman of the Board and Chief Executive Officer of the Company since May 1992. President and Chief Operating
          Officer of the Company, 1988-1992.  Director, Universal
          Corporation and CPC International Inc.

DAVID P. REYNOLDS (78)                                                1945
          Chairman Emeritus of the Board of the Company since 1988. Chairman of the Board of the Company, 1986-1988.
          Chairman of the Board and Chief Executive Officer of the Company, 1976-1986.

RANDOLPH N. REYNOLDS (52)                                             1984
          Vice Chairman of the Board of the Company since January
          1994.  Executive Vice President, International of the
          Company, 1990-1994.  Vice President of the Company,
          1985-1990. President, Reynolds International, Inc., a subsidiary of the Company, since 1980, and Chief
          Executive Officer of that subsidiary since 1981.
          Director, First Union Bank.

CHARLES A. SANDERS, M.D. (61)                                         1992
          Chairman, Glaxo Inc., a pharmaceutical company and subsidiary of British drug company Glaxo Holdings p.l.c., as of March 1, 1994. Chairman and Chief Executive
          Officer, Glaxo Inc., 1989-March 1, 1994.  Director,
          Merrill Lynch & Co., Inc., Glaxo Holdings p.l.c. and
          Morton International, Inc.

HENRY S. SAVEDGE, JR. (60)                                            1992
          Executive Vice President and Chief Financial Officer of the Company since May 1992. Vice President, Finance of the Company, 1990-1992. Vice President, Planning and
          Analysis of the Company, 1987-1990.

JEREMIAH J. SHEEHAN (55)                                              1994
          President and Chief Operating Officer of the Company since January 1994. Executive Vice President,
          Fabricated Products of the Company, 1993-1994.
          Executive Vice President, Consumer and Packaging
          Products of the Company, 1990-1993.  Vice President,
          Can Division of the Company, 1988-1990.

ROBERT J. VLASIC (67)                                                 1987
          Chairman Emeritus, Campbell Soup Company, a manufacturer of prepared convenience foods, since
          November 1993.  Chairman, Campbell Soup Company,
          1988-1993.  Director, Campbell Soup Company.

JOE B. WYATT (58)                                                     1992
          Chancellor, Vanderbilt University since 1982.
          Director, Sonat Inc. and Ingram Industries, Inc.

     Randolph N. Reynolds is a nephew of David P. Reynolds. William G. Reynolds, Jr., a nephew of David P. Reynolds and the brother of Randolph N. Reynolds, is a Vice President of the Company.

     Mr. Greenwald served as President and Deputy Chief Executive Officer of Olympia & York Developments Limited ("O&Y") from April 1992 to August 1993. Mr. Greenwald was hired to head O&Y's restructuring efforts at a time when O&Y was facing a liquidity crisis. In May 1992, O&Y filed for protection under the Canadian Companies' Creditors Arrangement Act and under Chapter 11 of the United States federal bankruptcy code with respect to a portion of its operations. O&Y's operations in the United Kingdom were also placed in Administration under the insolvency laws of that country.

Meetings and Committees of the Board

     The Board of Directors held nine meetings and acted once by unanimous written consent in 1993. The Board has appointed from its members six standing committees of the Board, which met periodically during 1993. Directors' attendance at meetings of the Board and of standing committees on which they served averaged over 90% during 1993. All incumbent Directors serving in 1993 attended at least 75% of such meetings.

     The Executive Committee is composed of W. O. Bourke (Chairman), Y. M. Brandt, R. G. Holder, R. N. Reynolds, H. S. Savedge, Jr. and J. J. Sheehan. It has the power to act in place of the Board of Directors during intervals between meetings of the Board and to review and approve the compensation of Directors of the Company. This committee met once and acted four times by unanimous written consent in 1993.

     The Finance Committee is composed of H. S. Savedge, Jr. (Chairman), W.
O. Bourke, Y. M. Brandt, G. Greenwald, J. R. Hall, R. L. Hintz, R. G. Holder, D. P. Reynolds, R. N. Reynolds, J. J. Sheehan and R. J. Vlasic.
Its principal function is to review regularly the financial condition of the Company and its consolidated subsidiaries so as to counsel the Board of Directors on the total financial resources available. It makes recommendations respecting long-term and short-term financing, acquisitions, investments, major capital expenditures and dividends. It reviews the Company's cash flow, financial plans and insurance programs. This committee met seven times in 1993.

     The Audit Committee is composed of R. L. Hintz (Chairman), G. Greenwald, J. R. Hall, C. A. Sanders, and J. B. Wyatt. The principal functions of the Audit Committee are to oversee the performance and review and approve the scope of the audit function of the Company's independent auditors and its Internal Auditing Division. In this connection, the Audit Committee recommends to the Board of Directors the firm to be engaged by the Company as its independent auditors. It reviews, among other things, audit plans and procedures, the Company's policies with respect to conflicts of interest and the prohibition of the use of corporate funds or other assets for improper purposes, changes in accounting policies and the use of independent auditors for nonaudit services. This committee met three times in 1993.

     The Compensation Committee is composed of J. R. Hall (Chairman), T. A. Graves, Jr., R. L. Hintz, C. A. Sanders and R. J. Vlasic. The principal functions of the Compensation Committee are to review recommendations submitted to it by management with respect to compensation of Executive Officers of the Company, to make such recommendations to the Board of Directors as its review dictates and to administer the 1982, 1987 and 1992 Nonqualified Stock Option Plans and the Performance Incentive Plan. See "Report of Compensation Committee on Executive Compensation". This committee met four times in 1993.

     The Nominating Committee is composed of T. A. Graves, Jr. (Chairman),
W. O. Bourke, R. G. Holder, D. P. Reynolds, C. A. Sanders, R. S. Thomas and
J. B. Wyatt. The primary function of the Nominating Committee is to recommend to the Board of Directors persons to be considered for election to the Board. In making such recommendations, the Nominating Committee will consider nominations submitted by Stockholders. The Board of Directors has adopted a policy under which it will not elect or nominate for election or reelection to the Board of Directors any person who has attained age 70. The Board of Directors has waived the policy with respect to D. P. Reynolds until he has attained age 79. An Officer of the Company serving as a member of the Board of Directors is expected to resign as a Director at the time he ceases to be an Officer, whether due to retirement or otherwise. The Board of Directors has waived this requirement with respect to W. O. Bourke, who retired in 1992. The Nominating Committee will consider Stockholder nominations for the 1995 Annual Meeting if submitted in writing in accordance with the procedures set forth under "General Information - Stockholders' Proposals and Nominations". This committee met twice and acted once by unanimous written consent in 1993.

     The Pension Investment Committee is composed of R. S. Thomas (Chairman), Y. M. Brandt, H. S. Savedge, Jr., J. J. Sheehan and J. B. Wyatt. It handles the financial administration of funds of the pension plans of the Company and subsidiaries. In this function, it establishes funding policies, appoints investment managers, actuaries and independent auditors for each pension fund and reviews periodically with the Board of Directors the activities and investment results achieved. This committee met three times and acted once by unanimous written consent in 1993.

Board Compensation and Benefits

     Directors who are not employed by the Company or any of its subsidiaries are paid an annual retainer of $24,000 for serving as a Director, $3,000 for each committee of the Board on which they serve, and $2,000 for serving as committee chairman, except the chairmen of each of the Audit Committee and Compensation Committee are paid $4,000. Directors who are not employed by the Company or any of its subsidiaries are paid $1,000 for each Board and committee meeting attended, plus expenses reasonably incurred in connection with attending such meetings.

     The Company has a deferred compensation plan under which a Director may elect for each year to defer receipt of all or part of his retainer and meeting fees. The deferred amounts will be paid in cash after (a) a specified year, (b) the Director ceases to be a member of the Board of Directors or (c) the Director reaches age 70, as the Director elects (except that clause (b) applies in all cases where the deferred amounts are credited with additional compensation in the form of share equivalents as described in clause (ii) in the next sentence). Amounts deferred in 1988 and subsequent years are credited with additional compensation in the form (as elected by the Director) of (i) interest at an annual rate set by the plan committee, whose members are not eligible to participate in the plan, or (ii) effective December 1, 1993, a number of equivalent shares of Common Stock, together with dividend equivalents based on the dividends paid on such shares of Common Stock. Participants have the option to receive payment in a lump sum or in annual installments over a two- to ten-year period.

     The Company also has a retirement plan for Directors who are not active or retired employees of the Company or a subsidiary. The annual retirement payment is equal to the annual retainer being paid for serving as a member of the Board at the time the Director retires as a Director. Payments will begin when the Director attains age 65 or, if later, when he retires as a Director. Payments will be made quarterly and will continue for the same number of calendar quarters as the person served as a nonemployee Director. All payments will cease upon the former Director's death.

     In addition, the Company has a death benefit plan for Directors who are not active or retired employees of the Company or a subsidiary. Any such Director who serves until attaining age 65 will continue to be covered after retirement. The amount of the death benefit is $50,000.

     The Executive Committee of the Board of Directors has authorized adoption of a Restricted Stock Plan for Outside Directors, subject to Stockholder approval. See Item 2 below. If the plan is approved by Stockholders, the annual retainer for non-employee Directors' service on committees of the Board described above will be eliminated effective April 1, 1994.

Other Compensation

     The Company has a consulting agreement with W. O. Bourke, a Director of the Company and former Chairman of the Board and Chief Executive Officer of the Company, which has been extended through April 30, 1997, providing for (i) payment of an annual fee of $100,000, (ii) reimbursement of reasonable travel and other related business expenses and (iii) making available to Mr. Bourke office space, secretarial services and a car. For 1993, Mr. Bourke received $111,559 in consulting fees and personal benefits.

     The Company has a consulting agreement with D. P. Reynolds, a Director of the Company and former Chairman of the Board and Chief Executive Officer of the Company, which has been extended through April 30, 1995. The agreement provides for (i) payment of an annual fee of $200,000 (subject to increase for a particular year, if so determined in the discretion of the Compensation Committee after the close of such year, depending on the performance achieved during such year), (ii) reimbursement of reasonable travel and other related business expenses and certain club membership fees and (iii) making available to Mr. Reynolds office space, secretarial services and a car. For 1993, Mr. Reynolds received $234,314 in consulting fees and personal benefits.


     ITEM 2.  APPROVAL OF RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS

     The Executive Committee of the Board of Directors has authorized adoption of the Reynolds Metals Company Restricted Stock Plan for Outside Directors (the "Directors Plan"), subject to Stockholder approval. If approved by Stockholders, the Directors Plan will be effective April 20, 1994. Grants of restricted stock under the Directors Plan will replace the annual retainer of $3,000 per committee currently paid to non-employee Directors for service on committees of the Board. See "Item 1. Election of Directors - Board Compensation and Benefits".

     The purposes of the Directors Plan are to promote a greater identity of interests between the Company's outside Directors and its Stockholders through ownership of Common Stock, and to attract and retain outside Directors by affording them an opportunity to share in the future successes of the Company. Management believes that the grant of shares of restricted stock to non-employee Directors is an appropriate complement to the Company's payment of fees to such Directors.

     The following summary of the principal features of the Directors Plan is subject to and qualified in its entirety by the full text of the Directors Plan. Any Stockholder desiring a copy of the Directors Plan in the form approved by the Executive Committee of the Board of Directors may obtain it by writing to Reynolds Metals Company, 6601 West Broad Street,
P. O. Box 27003, Richmond, Virginia  23261-7003, Attention:  Secretary.

The Directors Plan

     The Directors Plan provides for the grant to Directors who are not employed by the Company or any of its subsidiaries ("Outside Directors") shares of Common Stock subject to forfeiture and transfer restrictions ("restricted stock"), which restrictions lapse following the completion of specified periods of service as a Director of the Company, as described below. Nine of the Nominees are Outside Directors.

     Each Outside Director elected to office by the Stockholders of the Company on April 20, 1994 and who continues to serve as an Outside Director on June 1, 1994 will be granted 1,000 shares of restricted stock on June 1, 1994, assuming that the Directors Plan is approved by Stockholders. In addition, each person who becomes an Outside Director after April 20, 1994 will receive a grant of 1,000 shares of restricted stock 60 days after the date such person is initially elected to the Board. Restrictions will expire as to 200 shares of restricted stock on the April 1 immediately following the date of grant (or, if later, on the date that is the six-month anniversary of the date of grant), and restrictions will expire as to an additional 200 shares on each successive April 1, so that by the fifth April 1 following the date of grant, restrictions on all 1,000 shares will have expired, assuming continued service by the Outside Director throughout such period. An additional grant of 1,000 shares of restricted stock will be made to each Outside Director on June 1 of the year in which the restrictions have expired as to all the shares covered by such Outside Director's previous grant under the Directors Plan (assuming such Outside Director continues to serve as an Outside Director on such June 1).

     One or more stock certificates representing shares of restricted stock granted under the Directors Plan will be registered in the Outside Director's name, but will be held by or on behalf of the Company until the restrictions on such shares expire. The Outside Director will be entitled to vote and receive dividends on such restricted stock but will not be entitled to delivery of the stock certificates. No shares of restricted stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Outside Director until such time as the restrictions have expired as to such shares. Certificates for the shares of Common Stock representing each 200-share portion of a grant will be distributed to the Outside Director free of all restrictions as soon as practicable after the expiration of the restrictions applicable to such portion.

     If an Outside Director ceases to be a member of the Board because he dies or becomes disabled or because of a Change in Control (as defined in the Directors Plan) of the Company, restrictions on 200 shares will lapse immediately, with all other shares as to which restrictions have not expired being forfeited. If an Outside Director ceases to be a member of the Board for any reason other than a reason specified above, all shares as to which restrictions have not expired will be forfeited.

     Shares of restricted stock under the Directors Plan are subject to adjustment for stock dividends, stock splits, mergers, consolidations or other recapitalizations or reorganizations of the Company. Shares of restricted stock may be authorized but unissued shares, shares reacquired by the Company or a combination of both. Shares of Common Stock covered by any grant of restricted stock which are forfeited under the Directors Plan will become available for the grant of additional shares of restricted stock under the Directors Plan.

     The Board of Directors may amend, suspend or terminate the Directors Plan; however, the provisions of the Directors Plan with respect to the individuals eligible to participate and the amount, price and timing of grants thereunder may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the foregoing, the Board of Directors may, in any circumstance where it deems such approval necessary or desirable, require Stockholder approval as a condition to the effectiveness of any amendment or modification of the Directors Plan.

     The following table sets forth the number of shares of restricted stock that will be allocated on June 1, 1994 to the named groups, assuming that the Directors Plan and the election of the Nominees in Item 1 are approved by Stockholders and assuming each Outside Director continues to serve as an Outside Director on such date.

NEW PLAN BENEFITS

RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS

     Name and Position                                 Number of Shares

R. G. Holder, Chairman of the Board and Chief
  Executive Officer                                              0
Y. M. Brandt, Vice Chairman of the Board                         0
R. N. Reynolds, Vice Chairman of the Board; President and
  Chief Executive Officer, Reynolds International, Inc.          0
J. J. Sheehan, President and Chief Operating Officer             0
H. S. Savedge, Jr., Executive Vice President and Chief
  Financial Officer                                              0
Executive Officer Group (21 persons)                             0
Non-Executive Officer Director Group (9 persons)               9,000
Non-Executive Officer Employee Group                             0


Federal Income Tax Consequences

     Under existing federal income tax law and regulations, no tax will be imposed on an Outside Director, and no deduction will be available to the Company, upon the grant of shares of restricted stock, except as noted below. When the shares of restricted stock vest, the Company will be entitled to an income tax deduction equal to the amount required to be reported by the Outside Director as income at the time such amount is included in the Outside Director's income.

     Outside Directors will, when the shares of restricted stock vest, recognize ordinary income for federal income tax purposes in an amount equal to the fair market value of such restricted stock on the date the shares vest. The tax basis of the shares acquired by an Outside Director as restricted stock will be equal to their fair market value on the date income with respect to the shares is recognized. Dividends paid on the shares before they vest will be taxed as additional compensation to the Outside Director. An Outside Director may, however, elect to recognize income as of the date of grant of the restricted stock in an amount equal to the fair market value of the restricted stock on the date of grant. An Outside Director who makes this election will not recognize a loss for tax purposes in the event of a subsequent forfeiture of the shares.

     Various state laws may provide tax consequences that vary significantly from those described above.

     On February 24, 1994, the last reported sale price of the Company's Common Stock on the New York Stock Exchange Composite Transactions Tape was $49 3/4 per share.

     The Board of Directors recommends that Stockholders vote FOR the approval of the Directors Plan. Shares represented by proxies will be voted for approval unless instructions to the contrary are given on the proxy.


        ITEM 3.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young as independent auditors to examine and report upon the financial statements of the Company and its consolidated subsidiaries for the year 1994 and is submitting this matter to Stockholders for their ratification. Ernst & Young served as the Company's independent auditors in 1993 and in prior years. If Stockholders do not ratify the selection of Ernst & Young, other independent auditors will be considered. One or more partners of the firm of Ernst & Young will be present at the Annual Meeting to make a statement if they desire to do so and to respond to appropriate questions that may be asked by Stockholders.

     The Board of Directors of the Company recommends that Stockholders vote FOR the ratification of the selection of Ernst & Young as independent auditors to examine and report upon the financial statements of the Company and its consolidated subsidiaries for the year 1994. Shares represented by proxies will be voted for approval unless instructions to the contrary are given on the proxy.


                      ITEM 4.  OTHER PROPOSED ACTION

     The Board of Directors is not aware that any matters other than those stated in this Proxy Statement will come before the Annual Meeting. Should any matters requiring the vote of Stockholders arise, it is intended that shares represented by proxies will be voted in accordance with the discretion of the person or persons holding the proxy.

                    BENEFICIAL OWNERSHIP OF SECURITIES

Principal Holders

     Stockholders who were known to the Company to own beneficially more than five percent of any class of voting securities of the Company at February 22, 1994 are set forth in the following table. Under the rules of the Securities and Exchange Commission ("SEC"), "beneficial ownership" is deemed to include any shares with respect to which the person, directly or indirectly, has or shares voting and/or investment power, whether or not such shares are held for the person's benefit.

                                                   Amount and
                                                   Nature of
                                                   Beneficial
                                                   Ownership       Percent
                                                   (Number of         of
                                Title of Class       Shares)        Class
                                --------------     ------------    -------
Wellington Management Company   Common Stock       7,183,500(1)     11.8%
75 State Street
Boston, Massachusetts  02109

FMR Corp.                       Common Stock       6,439,718(2)     10.6%
82 Devonshire Street
Boston, Massachusetts  02109

Vanguard/Windsor Funds, Inc.    Common Stock       5,440,400(3)      8.9%
P. O. Box 2600
Valley Forge,
  Pennsylvania 19482

____________________
[FN]
(1)  As reported in an Amendment No. 2 dated February 10, 1994 to a
     Schedule 13G dated February 10, 1993 filed with the SEC. Based on the information contained in such filing, of the number of shares of Common Stock shown as beneficially owned, Wellington Management Company, an investment advisor and parent holding company, has shared voting power with respect to 502,100 shares, shared dispositive power with respect to all of the shares, and sole voting and dispositive power with respect to none of the shares. The reported shares are owned by a variety of investment advisory clients of Wellington Management Company, including Vanguard/Windsor Funds, Inc. See footnote (3).
(2)  As reported in an Amendment No. 2 dated February 11, 1994 to a
     Schedule 13G dated April 10, 1992 filed with the SEC. Based on the information contained in such filing, of the shares of Common Stock shown as beneficially owned, FMR Corp., a parent holding company, has sole voting power with respect to 218,995 shares, sole dispositive power with respect to all of the shares, and shared voting and dispositive power with respect to none of the shares. The filing indicates that it was filed jointly on behalf of FMR Corp., Edward C. Johnson 3d, chairman of FMR Corp., and Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp.
(3)  As reported in an Amendment No. 1 dated February 10, 1994 to a
     Schedule 13G dated February 10, 1993 filed with the SEC. Based on the information contained in such filing, Vanguard/Windsor Funds, Inc., an investment company, has sole voting and shared dispositive power with respect to all of the reported shares, and shared voting and sole dispositive power with respect to none of the reported shares.

Directors, Nominees and Executive Officers

     The following table sets forth the beneficial ownership (as defined above), as of February 22,
1994, of the Company's Common Stock by each Director and Nominee, each of the Executive Officers named in the Summary Compensation Table, and all Directors and Executive Officers of the Company as
a group.

                                                              Amount and Nature
                                                             Of Beneficial Ownership
                                                               (Number of Shares)
                                              -----------------------------------------------------
                                              Sole Voting    Shared Voting
                                                 and/or          and/or                     Percent
                                              Investment       Investment                     of
                              Title of Class   Power(1)         Power(2)       Total(3)     Class(4)

Directors, Nominees and
Certain Executive Officers
William O. Bourke             Common Stock      304,600           25,046       329,646          0.5%
Yale M. Brandt                Common Stock      108,429           19,310       127,739          0.2%
Thomas A. Graves, Jr.         Common Stock          690              ---           690
Gerald Greenwald              Common Stock          900              ---           900
John R. Hall                  Common Stock        3,200              ---         3,200
Robert L. Hintz               Common Stock          500              ---           500
Richard G. Holder             Common Stock      248,334           20,769       269,103          0.4%
David P. Reynolds             Common Stock      511,961        1,325,997     1,837,958          3.0%
Randolph N. Reynolds          Common Stock      176,149          169,346       345,495          0.6%
Charles A. Sanders            Common Stock        1,000              ---         1,000
Henry S. Savedge, Jr.         Common Stock       39,593            3,036        42,629
Jeremiah J. Sheehan           Common Stock       46,500              598        47,098
Ralph S. Thomas               Common Stock          400              ---           400
Robert J. Vlasic              Common Stock        3,000              ---         3,000
Joe B. Wyatt                  Common Stock          500              ---           500
All Directors and
  Executive Officers
  as a group (31 in
  number)                     Common Stock    1,861,617        1,601,079     3,462,696          5.7%

__________________

(1)  Reported in this column are shares held of record individually or held in the name of a bank, broker or nominee for the person's account and other shares with respect to which Directors,
     Nominees and Executive Officers (or their spouses, minor children or other relatives who share their home) have sole voting and/or investment power, including shares held as sole trustee or custodian for the benefit of others.  Also included in this column are the following shares of the Company's Common Stock which may be acquired within 60 days after February 22, 1994 under the Company's 1982, 1987 and 1992 Nonqualified Stock Option Plans:  W. O. Bourke, 280,000
     shares; Y. M. Brandt, 108,329 shares; R. G. Holder, 198,000 shares; R. N. Reynolds, 96,000 shares; H. S. Savedge, Jr., 30,250 shares; J. J. Sheehan, 46,500 shares; and all Directors and
     Executive Officers as a group, 1,129,129 shares.
(2)  Reported in this column are shares with respect to which Directors, Nominees and Executive
     Officers (or their spouses or minor children) share voting and/or investment power, including shares held jointly with others or as co-trustee for the benefit of others and shares credited as of December 31, 1993 to the accounts of participants under the Company's Savings and
     Investment Plan for Salaried Employees and Tax Reduction Act Stock Ownership Plan for Salaried
     Employees.
(3)  Each Director, Nominee and Executive Officer disclaims beneficial ownership of all securities which are not held for his benefit.  Each of W. O. Bourke, J. R. Hall, R. G. Holder and R. N.
     Reynolds also disclaims beneficial ownership of the following shares of Common Stock of the
     Company held by his wife:  Mrs. W. O. Bourke, 400 shares; Mrs. J. R. Hall, 200 shares; Mrs. R.
     G. Holder (as trustee and co-trustee of trusts for the benefit of her daughters), 11,100 shares; and Mrs. R. N. Reynolds, 1,770 shares.  R. N. Reynolds also disclaims beneficial ownership of 3,400 shares held by two sons.  Another Executive Officer not named in the table disclaims beneficial ownership of 90 shares held by his wife as custodian for the benefit of a son.  All disclaimed shares are included in the table.
(4)  Unless otherwise indicated, beneficial ownership of any named individual does not exceed 0.1%
     of the outstanding shares.

/TABLE

        REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Stockholders
Reynolds Metals Company

     The Compensation Committee of the Board of Directors (the "Committee") has general oversight responsibilities for compensation paid to Executive Officers.

     The Company's executive compensation program is designed to help the Company achieve its vision of being the premier supplier and recycler of aluminum and other products in the global markets it serves by (i) building and retaining a management team with exceptional abilities and (ii) focusing management's attention, energy and skill on achieving short-term business goals, securing profitable growth and maximizing long-term shareholder interests. The principal components of the program are base salary and variable compensation including annual cash incentives and stock option awards. As discussed under "Salaries" and "Annual Cash Incentives", the program combines relatively lower base salaries with relatively higher incentive awards for superior performance, but with a penalty for falling short of targeted performance. The higher the executive grade level, the greater the proportion of compensation contingent on the accomplishment of business objectives.

     The Committee meets regularly with management and periodically with an independent compensation consultant to review the Company's executive compensation program. In its review, the Committee compares the total compensation of the Company's Executive Officers to that of a comparison group of companies. The comparison group currently consists of 30 comparably sized, capital intensive companies about which the Company's independent consultant has comprehensive compensation data. The group includes three of the companies in the aluminum and metals industry peer group against which the Company's shareholder return is measured in the Performance Graphs on page 13. Differences in size among the comparison group are adjusted by regression analysis based on sales levels. The Committee believes the comparison group, which is a more varied selection of companies than the industry peer group, is a representative sample of types of companies which are the Company's most direct competitors for executive talent. The Company targets individual components of executive compensation against the comparison group but has no specific target for total compensation.

     The Omnibus Budget Reconciliation Act of 1993 placed limits on deductibility by the Company for federal income tax purposes of compensation paid to certain Executive Officers. The Committee, with the assistance of the Company's legal and tax personnel, has reviewed the impact of these limits on the Company. Based on currently available information, it appears unlikely that any compensation paid to Executive Officers for 1994 will be nondeductible. The Committee will continue to monitor this area and to assess various alternatives to minimize or eliminate any loss of tax deductions in future years, provided the alternatives are consistent with the objectives of the Company's executive compensation program.

     Salaries. The Company pays salaries to Executive Officers which are targeted to be, and in 1993 were, somewhat below the size-adjusted median for the comparison group.

     The Committee reviews management's recommendations regarding the salaries of all Executive Officers (other than the Chief Executive Officer) and makes recommendations to the Board of Directors as it deems appropriate. The Committee makes its own assessment of the Chief Executive Officer's salary. In its review, the Committee considers the Executive Officer's job responsibilities and performance, the business outlook for the Company and pay practices of the comparison group, including salary data provided by the Company's independent compensation consultant.

     As the Committee reported last year, no salary increases for Executive Officers were given in 1993, except in the case of promotions involving increased responsibilities (with the salary increase in some cases lagging the effective date of the promotion). This salary freeze was implemented for the year 1993 as a cost-saving measure in response to difficult industry conditions which have adversely affected the Company's performance. As a result of the salary freeze, none of the Executive Officers named in the Summary Compensation Table, except Mr. Savedge, received an increase in base salary rate in 1993, although 1993 data include twelve full months for increases given during 1992. Mr. Savedge received a promotional increase in 1993 from $230,000 to $265,000.

     Annual Cash Incentives. The Company has a Performance Incentive Plan under which it pays Executive Officers and other key employees annual cash incentives which vary in amount from year to year, or are not paid at all, based on performance.

     The Plan does not specify particular performance measures that must be taken into account, leaving the determination of such measures to the Committee's discretion on an annual basis. Corporate and business unit performance measures typically take into account profitability, cash-flow and other short-term financial and operating goals established at the beginning of the year. For 1993, such goals included achieving the Company's 1993 profit plan; improving customer satisfaction; reducing cycle time on significant products and processes; increasing inventory turns; and accomplishing an annualized $250 million performance improvement rate by the end of the year (the "1993 Goals"). Individual performance measures take into account the person's accomplishment of individual goals and contribution to overall corporate performance for the year. Threshold, target and maximum award levels are established by the Committee to reward performance based on corporate, business unit and individual goals. None of the goals has a specific weight, although overall levels of corporate profitability are generally a threshold factor in determining incentive awards.

     After the close of each year, management recommends cash awards for Executive Officers (other than the Chief Executive Officer) for that year based on its assessment of corporate, business unit and individual performance for the year. The Committee makes its own assessment of corporate and individual performance in determining any cash award to be paid to the Chief Executive Officer. The Committee grants cash awards it deems appropriate after considering management's recommendations and the total annual cash compensation levels necessary to be competitive with levels paid by the comparison group. When performance is superior, annual cash incentives are targeted to be such that total annual cash compensation paid (i.e., salary and incentive for the year) will be in the top quartile of the comparison group.

     For 1993 management recommended that the Committee not grant incentive awards under the Plan. The principal factor taken into account was the operating loss reported by the Company for the year. Although the Committee took particular note of substantial progress toward a number of the other 1993 Goals, in particular achievement of the Company's $250 million profit improvement program, the Committee accepted the recommendation. Accordingly, no incentive awards were granted for 1993.

     Stock Options. The Company maintains a 1992 Nonqualified Stock Option Plan, under which the Committee grants annually to Executive Officers and other key employees options to purchase Common Stock of the Company. The options provide a long-term incentive to build the Company's businesses and align management's objectives with shareholders' interests by rewarding management only when shareholder value is created. All options granted under the 1992 Plan are exercisable no earlier than one year or later than ten years from the date of grant at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. The ten-year Performance Graph on page 13, which compares the Company's shareholder return over the last ten years with that of the S&P 500 Stock Index and an aluminum and metals industry peer group, corresponds to the term of the stock options.

     The size of the option award granted to each Executive Officer is based on a stock option grant schedule, approved by the Committee, which allocates the total number of shares authorized for stock options under the 1992 Plan to eligible employees based on job responsibilities, assuming that all option shares will be granted over five years. The total number of shares authorized for stock options under the 1992 Plan (3,250,000 shares, as approved by Stockholders at the 1991 Annual Meeting) was established based on estimated requirements for competitive long-term compensation opportunities for designated key employees over a five-year period. The option grant schedule was prepared on the same basis, taking into account individual job responsibilities. The schedule is used as a guide for what a typical award might be for each eligible employee, including each Executive Officer, while actual awards may vary based on the experience, achievements and anticipated future contributions to the Company of each individual. The schedule was adjusted in 1993 by adding a discretionary pool of shares equal to approximately 16.5% of the shares that otherwise would have been granted. The additional discretionary pool was intended to (i) provide a strong incentive for employees to work for the long-term growth and financial success of the Company and to reinforce a long-term focus in decision making, consistent with the Companywide performance improvement program, and (ii) permit recognition of the performance of deserving employees and additional responsibilities undertaken in connection with organizational changes resulting from an early retirement window for salaried employees. No other corporate performance factors were taken into account. As a result of the addition of the discretionary pool, the option grants in 1993 to each of the Executive Officers (other than Mr. Holder) named in the Summary Compensation Table were above the previously scheduled amount for their respective salary grade levels.

     Even with the additional discretionary pool, stock option awards were generally at or below the size-adjusted median for long-term compensation in the comparison group of companies. For this purpose, the option awards are measured against long-term compensation of the comparison group, using values based on option pricing models provided by the Company's compensation consultant.

     The number of options and shares currently held by an optionee is not a factor in determining individual grants.

     Chief Executive Officer Compensation. Compensation for the Company's Chief Executive Officer is established in accordance with the executive compensation philosophy and policies described above.

     Mr. Holder's salary level is generally the result of: (i) the salary grade level assigned to his position, which takes into account knowledge and level of responsibility; (ii) time in his current position and individual performance; (iii) salary data provided by the Company's independent compensation consultant; and (iv) salary budget guidelines for the year which take into account the business outlook for the Company. By design, Mr. Holder's salary is positioned to be slightly below the size-adjusted median for the comparison group, consistent with the Company's executive compensation philosophy. At Mr. Holder's request, Mr. Holder's base salary for 1993 remained at the same level as in 1992, consistent with the freeze on all Executive Officer salaries implemented as a cost-saving measure. Due to the salary freeze, Mr. Holder's salary is now more than 20% below the size-adjusted median for the comparator group.

     The Company paid no cash incentives under the Performance Incentive Plan for 1993 even though the Company made substantial progress toward a number of the 1993 Goals, in particular achievement of the Company's $250 million profit improvement program; accordingly, Mr. Holder received none.

     The Committee approved a 1993 stock option grant to Mr. Holder of 80,000 shares, which was above the scheduled amount for his salary grade level. In taking this action, the Committee noted that this was the first stock option grant to Mr. Holder as Chief Executive Officer and that a higher grant was appropriate (i) to weight his 1993 compensation package toward long-term objectives, and (ii) to recognize his efforts in restructuring activities and achieving substantial progress toward performance improvement targets. These efforts and achievements included reducing employment levels, containing health care costs, improving manufacturing processes, restructuring and reorganizing operations and divesting non-core assets.

                         COMPENSATION COMMITTEE
                         John R. Hall, Chairman
                         Thomas A. Graves, Jr.
                         Robert L. Hintz
                         Charles A. Sanders
                         Robert J. Vlasic


February 25, 1994
Richmond, Virginia

                            PERFORMANCE GRAPHS


     Following are two line graphs comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total returns of the S&P 500 Stock Index and a peer group which consists of companies included by S&P in its published indices for the Aluminum Industry (Alcoa, Alcan and the Company) and the Metals Industry (Asarco, Amax*, Cypress Minerals, Inco and Phelps-Dodge). The returns of each component company in the peer group were weighted according to the respective company's stock market capitalization as of the beginning of each measurement period. The first graph compares the returns over a five-year period; the second compares the returns over a ten-year period, which corresponds to the term of the stock options granted to Executive Officers during 1993. See "Executive Compensation - Stock Option Grants in 1993".

     The graphs assume that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1988 and December 31, 1983, respectively, and that all dividends were reinvested. Since December 31, 1988, the cumulative total shareholder return on the Company's Common Stock was -2%; since December 31, 1983, the return was 196%.



                   COMPARISON OF CUMULATIVE TOTAL RETURN
            COMPANY, S & P 500, AND ALUMINUM & METALS INDUSTRY

                                  [GRAPH]

                               1988    1989    1990    1991    1992    1993
                               ----    ----    ----    ----    ----    ----
Company                         100     103     113     113     112      98

S & P 500                       100     132     128     166     179     197

Aluminum & Metals               100     118     108     119     125     132
Industry




                   COMPARISON OF CUMULATIVE TOTAL RETURN
            COMPANY, S & P 500, AND ALUMINUM & METALS INDUSTRY

                                  [GRAPH]

           1983  1984  1985  1986  1987  1988  1989  1990  1991  1992  1993
           ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Company     100    88   102   110   266   300   309   339   338   337   296

S & P 500   100   106   140   166   174   203   268   259   338   364   401

Aluminum &
Metals
Industry    100    79    83    78   126   160   188   173   190   199   210


_____________________
*Amax was deleted from the published Metals Industry Index effective upon the merger of Amax with Cyprus Minerals in November 1993.

                                       EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total annual and long-term compensation of the Company's Chief
Executive Officer and four other most highly compensated Executive Officers for services in all capacities during 1993, 1992 and 1991:

                                                Annual                 Long-Term
                                             Compensation             Compensation
                                        -------------------------     ------------

                                                                      Securities           All
    Name and                                                          Underlying          Other
  Principal Position          Year      Salary($)      Bonus($)(1)    Options(#)(2)  Compensation($)(3)

Richard G. Holder,
Chairman of the Board and     1993      $575,000       $  -0-          80,000 shs.        $25,516
Chief Executive Officer,      1992(4)    541,667          -0-          30,000 shs.         23,099
Reynolds Metals Company       1991       475,000         250,000       30,000 shs.         23,601

Yale M. Brandt,
Vice Chairman of the          1993      $375,000       $  -0-          21,000 shs.        $12,406
Board, Reynolds Metals        1992       366,667          -0-          16,000 shs.         11,918
Company                       1991       350,000         125,000       16,000 shs.         11,957

Randolph N. Reynolds,
Vice Chairman of the          1993(5)   $315,000       $  -0-          19,000 shs.        $12,457
Board, Reynolds Metals        1992       306,667          -0-          16,000 shs.         11,637
Company; President and        1991       295,000         110,000       16,000 shs.         13,015
Chief Executive Officer,
Reynolds International, Inc.

Jeremiah J. Sheehan,
President and Chief           1993(6)   $280,000       $  -0-          19,000 shs.         $8,820
Operating Officer,            1992       271,667          -0-          12,000 shs.          8,400
Reynolds Metals Company       1991       260,000         100,000       12,000 shs.          8,620

Henry S. Savedge, Jr.,
Executive Vice President      1993      $262,083       $  -0-          20,000 shs.        $10,868
and Chief Financial Officer,  1992       220,000          -0-           7,500 shs.          9,600
Reynolds Metals Company       1991       200,000          75,000        7,500 shs.          9,590



____________________

(1)  Amounts shown in this column are cash awards granted under the Company's Performance Incentive
     Plan.
(2)  Option awards in 1993 and 1992 were granted under the Company's 1992 Nonqualified Stock Option
     Plan.  See the section below entitled "Stock Option Grants in 1993."  Option awards in 1991 were granted under the Company's 1987 Nonqualified Stock Option Plan.  None of the options has stock appreciation rights attached.
(3)  Amounts shown in this column for 1993 include the following:
          (a)  Company contributions to the Savings and Investment Plan for Salaried Employees (the
     "Savings Plan") in the amount of $6,000 for R. G. Holder; $6,000 for Y. M. Brandt; $7,080 for R.
     N. Reynolds; $6,000 for J. J. Sheehan; and $7,080 for H. S. Savedge, Jr.
          (b)  Amounts credited as Company contributions under the Benefit Restoration Plan for the
     Savings Plan in the amount of $11,256 for R. G. Holder; $5,256 for Y. M. Brandt; $2,377 for R. N.
     Reynolds; $2,400 for J. J. Sheehan; and $788 for H. S. Savedge, Jr.
          (c)  Amounts paid under the Financial Counseling Assistance Plan for Officers in the amount of $8,260 for R. G. Holder; $1,150 for Y. M. Brandt; $3,000 for R. N. Reynolds; $420 for J. J.
     Sheehan; and $3,000 for H. S. Savedge, Jr.
(4)  Mr. Holder was elected Chairman of the Board and Chief Executive Officer of the Company effective
     May 1, 1992, having previously served as President and Chief Operating Officer of the Company
     since 1988.  Effective May 1, 1992, Mr. Holder's annual salary rate increased from $475,000 to
     $575,000; the 1992 stock option award was granted before he assumed the new position.
(5)  Mr. Reynolds was elected a Vice Chairman of the Board of the Company effective January 21, 1994, having previously served as Executive Vice President, International of the Company since 1990.
(6)  Mr. Sheehan was elected President and Chief Operating Officer of the Company effective January 21,
     1994, having previously served as Executive Vice President, Fabricated Products of the Company
     since 1993.

/TABLE

Stock Option Grants in 1993

     The following table sets forth information with respect to stock options granted by the Company to each of the five named Executive Officers during 1993 and the grant-date present value of such options.
The grant-date present value is a theoretical value which is not necessarily indicative of the ultimate value of the options to the Executive Officers.  Ultimately, value is dependent on the amount, if any, by which the market price of the Common Stock at any point in time exceeds the exercise price.  (See footnote (4) to the table.)

                                                     Individual Grants
                                        ------------------------------------------------
                                                     % of
                                        Number of    Total
                                        Securities   Options      Exercise
                                        Underlying   Granted to   or Base                   Grant-Date
                                        Options      Employees    Price Per   Expiration      Present
Name                                    Granted(1)   in 1993(2)   Share(3)       Date         Value(4)

R. G. Holder                             80,000       11.9%       $45.50        5/20/03     $1,293,600
Y. M. Brandt                             21,000        3.1         45.50        5/20/03        339,570
R. N. Reynolds                           19,000        2.8         45.50        5/20/03        307,230
J. J. Sheehan                            19,000        2.8         45.50        5/20/03        307,230
H. S. Savedge, Jr.                       20,000        3.0         45.50        5/20/03        323,400
____________________

(1)  All options were granted under the Company's 1992 Nonqualified Stock Option Plan (the "1992 Plan"),
     approved by Stockholders at the 1991 Annual Meeting.  Each option entitles the optionee to purchase one share of Common Stock from the Company, and is exercisable no earlier than one year or later than ten years from the date of grant at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant.  The options granted in 1993 will become exercisable on May 20, 1994.  None of the options has stock appreciation rights attached.  If there is a Change in Control (as defined in the 1992 Plan) of the Company, the 1992 Plan provides that all options already granted thereunder will become immediately exercisable thirty days after the Change in
     Control occurs, unless the Compensation Committee determines that the Change in Control presents no material risk of loss of options to any optionee and directs that no such acceleration of exercisability should occur.  To the extent necessary to preserve the exemption from short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934, the date as of which options first become exercisable by optionees who are Executive Officers or Directors may not be accelerated to occur earlier than six months from the date of the respective grant.
(2)  A total of 440 persons were granted options in 1993 under the 1992 Plan, covering an aggregate of
     673,100 shares of Common Stock, which constituted approximately 25% of the shares available for options under the 1992 Plan.
(3)  The exercise price may be paid by the optionee in cash, in shares of Common Stock valued at fair market value on the date of exercise, or pursuant to an exercise procedure under which a brokerage firm makes a loan to the optionee for the payment of the option exercise price and all applicable withholding taxes.  The optionee may repay the loan by selling the purchased shares immediately through the brokerage firm, or the loan may remain outstanding until the shares are later sold or the loan is otherwise repaid by the optionee.
(4)  THE VALUES SHOWN ARE PURELY THEORETICAL.  The options had no immediate value on the date of grant and will have no value until one year after the grant and then only to the extent that the market price of the Common Stock exceeds the exercise price.  The values shown are based on the
     Black-Scholes option pricing model, a complex mathematical formula used to value publicly-traded options.  The following assumptions were used to calculate the values under the Black-Scholes formula:  (i) an expected volatility rate of .26 with respect to the Common Stock based on the average weekly price change of the Common Stock for the six months before the date of grant; (ii)
     a risk-free rate of return of 6.0% based on the 10-year Treasury bond yield on the date of grant;
     (iii) a dividend yield of 2.2% based on the current annual dividend of $1.00 per share; and (iv) an option term of ten years, an option exercise price of $45.50 per share and an exercise date of May
     20, 2003.  The Black-Scholes formula does not take into account, and the values shown in the table were not adjusted for, two important aspects of options awarded under the 1992 Plan.  First, the formula assumes that a liquid market exists for the options; however, options awarded under the 1992
     Plan may not be transferred.  Second, it assumes that the options may be exercised immediately;
     however, options awarded under the 1992 Plan may not be exercised earlier than one year from the date of grant.

     The values assigned to the reported options are provided solely to comply with SEC rules.  No prediction is made as to possible future appreciation, if any, of the Company's stock price.  See page 7 for a recent price of the Common Stock.

/TABLE

Aggregated Option Exercises in 1993 and
Option Values at December 31, 1993

    The table below sets forth information with respect to options exercised by each of the five named
Executive Officers during 1993 and the number and value of unexercised options held at the end of 1993:

                                                                 Number of
                                                                 Securities           Value of
                                                                 Underlying           Unexercised
                                                                 Unexercised          In-the-Money
                                                                 Options at           Options at
                                   Number of                     December 31, 1993    December 31, 1993
                                   Shares
                                   Acquired       Value          Exercisable/         Exercisable/
Name                               on Exercise    Realized(1)    Unexercisable        Unexercisable(2)

R. G. Holder                          -0-           -0-         198,000 / 80,000      $782,250/ $-0-
Y. M. Brandt                          -0-           -0-         108,329 / 21,000       290,694/  -0-
R. N. Reynolds                       2,000         $59,000       96,000 / 19,000       200,000/  -0-
J. J. Sheehan                         -0-           -0-          46,500 / 19,000        16,875/  -0-
H. S. Savedge, Jr.                    -0-           -0-          30,250 / 20,000        11,250/  -0-
____________________

(1)  Based on the difference between the option exercise price and the closing price of the Company's
     Common Stock on the date of exercise as reported on the New York Stock Exchange Composite
     Transactions Tape.
(2)  Based on the difference between the option exercise price and the closing price of the Company's
     Common Stock on December 31, 1993 as reported on the New York Stock Exchange Composite Transactions
     Tape.

Pension Plan Table

     The following table sets forth the total estimated annual benefits payable under the Company's defined benefit pension plan, called the New Retirement Program for Salaried Employees (the "New
Retirement Program"), and benefit restoration plans upon retirement to persons in specified final average earnings and years-of-benefit-service classifications.  The amounts shown are based on the Social Security
Act in effect for retirement in 1994.  Such amounts are not necessarily indicative of amounts that are or may actually become payable.

                                                  Years of Benefit Service at Retirement (1)
                    -------------------------------------------------------------------------------
 Final Average
   Earnings              5         10        15        20        25        30        35        40

$  150,000          $ 12,811   $ 25,623 $ 38,435  $ 51,247  $ 64,059  $ 70,870  $ 77,682   $ 84,494
   200,000            17,311     34,623   51,935    69,247    86,559    95,870   105,182    114,494
   250,000            21,811     43,623   65,435    87,247   109,059   120,870   132,682    144,494
   300,000            26,311     52,623   78,935   105,247   131,559   145,870   160,182    174,494
   350,000            30,811     61,623   92,435   123,247   154,059   170,870   187,682    204,494
   400,000            35,311     70,623  105,935   141,247   176,559   195,870   215,182    234,494
   500,000            44,311     88,623  132,935   177,247   221,559   245,870   270,182    294,494
   600,000            53,311    106,623  159,935   213,247   266,559   295,870   325,182    354,494
   700,000            62,311    124,623  186,935   249,247   311,559   345,870   380,182    414,494
   800,000            71,311    142,623  213,935   285,247   356,559   395,870   435,182    474,494
   900,000            80,311    160,623  240,935   321,247   401,559   445,870   490,182    534,494
 1,000,000            89,311    178,623  267,935   357,247   446,559   495,870   545,182    594,494
 1,150,000           102,811    205,623  308,435   411,247   514,059   570,870   627,682    684,494
___________________________

(1)  Benefits are computed as if paid on the basis of a straight life annuity, assuming retirement at age
     65.

/TABLE

     The table below sets forth information relating to the New Retirement Program with respect to the five Executive Officers named in the Summary Compensation Table, assuming retirement (and eligibility for retirement) at January 1, 1994:

                                 Final Average   Years of Benefit
                                    Earnings     Service Completed

R. G. Holder                       $917,000            35
Y. M. Brandt                        607,000            36
R. N. Reynolds                      511,000            25
J. J. Sheehan(1)                    394,000             6
H. S. Savedge, Jr.                  304,000            34

_______________
[FN]
(1) The Company has agreed to pay J. J. Sheehan (a) certain early retirement benefits equivalent to those he would have received from a prior employer, if his employment with the Company is involuntarily terminated before age 65, and (b) upon his death, surviving spouse benefits equal to one-half of any amounts payable under clause (a).


     The New Retirement Program provides participants an annual benefit upon retirement determined pursuant to a formula which takes into account final average earnings, years of benefit service (as defined in the New Retirement Program), and Social Security benefits. For purposes of the New Retirement Program, a participant's final average earnings include base salary in effect, plus profit sharing and bonus awards, in the five consecutive calendar years for which the average is highest during the fifteen calendar years preceding retirement. (See the Summary Compensation Table for salary and bonus information for the five named Executive Officers for the years 1991-1993.) Benefits calculated pursuant to the formula are reduced by an amount based upon both (a) the primary Social Security benefit estimated to be payable upon retirement or, if later, at age 65 and (b) years of benefit service.
Regulations issued in 1991 to implement the Tax Reform Act of 1986 and subsequent legislation may require the Company to make changes in the benefit formula from time to time. Benefits payable under the New Retirement Program are directly offset by benefits payable to participants from the Company's Retirement Program for Salaried Employees, which was terminated effective August 22, 1983.

     The Internal Revenue Code and the Tax Reform Act of 1986 prescribe limits on compensation that may be taken into account to calculate benefits and the actual benefits payable under tax-qualified defined benefit plans. The Company has nonqualified benefit restoration plans providing for the payment from general funds of amounts otherwise payable under the New Retirement Program but for these limitations.

Severance Agreements

     The Company has entered into severance agreements with key executives designated by the Compensation Committee, including the five Executive Officers named in the Summary Compensation Table. Each agreement provides that termination compensation will be paid if the executive's employment is terminated without Cause (as defined in the agreement) by the Company or terminated by the executive in certain circumstances, in either case within two years after a Change in Control (as defined in the agreement). Termination compensation includes (a) a cash payment equal to three times the sum of (i) annual base salary at the time of termination plus (ii) the highest cash incentive award paid to the executive for any previous year, (b) a cash settlement of stock options granted under the Company's stock option plans but not yet exercisable at the date of termination, and (c) a cash payment to give retirement benefits equal to those payable had the executive (i) been vested (if not already vested at the time of termination) and (ii) worked for the Company three additional years. In addition, each agreement provides for continuation of medical, life and disability benefits for three years, ownership of the car assigned to the executive at the time of termination and making the executive whole for any applicable excise taxes as a result of payment of the termination compensation.

     The Company has a Management Incentive Deferral Plan under which Officers, including the five Executive Officers named in the Summary Compensation Table, and other key employees who are recommended by the Chief Executive Officer may defer receipt of up to 50% of the incentive compensation, if any, otherwise payable under the Company's Performance Incentive Plan for services performed each year. Deferred compensation is credited with interest computed at a rate determined by the Compensation Committee for that year's deferrals. Except in the case of retirement, deferrals must be for a period of at least five years. Payments will be made in a lump sum or in 5, 10, 15 or 20 annual installments, as elected by the participant. The Plan also allows the Compensation Committee to accelerate payments to all participants if it determines that a major challenge to the control of the Company exists or if other extraordinary circumstances make such acceleration in the best interest of the Company as determined by the Committee.

     In addition, as described in footnote (1) to the table in the section entitled "Stock Option Grants in 1993", the 1992 Plan provides that under certain circumstances the exercisability of stock options granted to optionees, including the five Executive Officers named in the Summary Compensation Table, may be accelerated in the event of a Change in Control of the Company.


GENERAL INFORMATION

Annual Report

     The Annual Report of the Company containing audited financial statements for the year 1993 is being mailed to each Stockholder with this Proxy Statement.

Stockholders' Proposals and Nominations

     Stockholders may present proposals which are proper subjects for consideration at the 1995 Annual Meeting of Stockholders to the Company for inclusion in its proxy materials relating to that meeting. These proposals should be submitted in writing as specified by SEC rules to: Reynolds Metals Company, 6601 West Broad Street, P.O. Box 27003, Richmond, Virginia 23261-7003,
Attention: Secretary. They must be received by October 28, 1994 in order to be included in the proxy materials for the 1995 Annual Meeting.

     Stockholder nominations for Directors will be considered by the Nominating Committee if submitted in writing to the Nominating Committee, c/o Secretary, Reynolds Metals Company, 6601 West Broad Street, P.O. Box 27003, Richmond, Virginia 23261-7003. Nominations must include the information specified in clauses (ii) through (v) in the following paragraph.

     The Company's By-Laws require that Stockholders furnish written notice to the Company of any business to be conducted at an annual meeting which is not included in the Company's proxy materials or is not brought before the meeting by or at the direction of the Board of Directors or the Officer presiding over the meeting. Such notice must contain the following information: (i) a full description of each item of business proposed to be brought before the meeting;
(ii) the name and address of the person proposing such business (or nominating a Nominee for Director); (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if publicly available) and as of the date of such notice; (iv) if any item of such business involves a nomination for Director, all information regarding each such Nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to SEC rules, and the written consent of each such Nominee; and (v) all other information that would be required to be filed with the SEC if, with respect to such business, the person were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934. Notice of business to be brought before the 1995 Annual Meeting must be received by the Secretary of the Company at the above address not later than January 26, 1995.

     A copy of the By-Law provisions referred to above may be obtained, without charge, upon written request to the Secretary.



                                   D. MICHAEL JONES
                                   Secretary

February 25, 1994
Richmond, Virginia

                                  Notice of

                               Annual Meeting

                               of Stockholders

                               April 20, 1994

                                     and

                               Proxy Statement
















                               (Reynolds logo)

[TEXT]

                                   APPENDIX

                    LIST OF GRAPHIC AND IMAGE INFORMATION



Performance Graphs  --   Two line graphs (showing shareholder returns on the
Company's Common Stock, the S&P 500 Stock Index and a peer group consisting of companies in the published S&P Aluminum Industry and Metals Industry Indices over a five- and ten-year period, respectively) appear in the section entitled "Performance Graphs". See the narrative discussion in the section entitled "Performance Graphs".

[TEXT]

                          REYNOLDS METALS COMPANY

                 Proxy Solicited by the Board of Directors
                    for Annual Meeting of Stockholders
                              April 20, 1994


     The undersigned appoints Richard G. Holder and D. Michael Jones, and each of them, proxies, with full power of substitution, to vote the shares of Common Stock of Reynolds Metals Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Reynolds Metals Company Building, 6601 West Broad Street, Richmond, Virginia, on Wednesday, April 20, 1994 at 10:00 A.M. (local time), and at any adjournments thereof. The undersigned hereby confer(s) upon the proxies and each of them authority to vote for a substitute Nominee or substitute Nominees designated by the Board of Directors with respect to the election of Directors if any Nominee is unable or unwilling to serve if elected.

     For participants in the Company's Savings and Investment Plan for Salaried Employees, Tax Reduction Act Stock Ownership Plan for Salaried Employees and/or Savings Plan for Hourly Employees, this card also provides voting instructions to the respective trustees under such plans for the undersigned's allocable portion, if any, of the total number of shares of Common Stock of the Company held by such plans as indicated on the reverse side. These voting instructions are solicited and will be carried out in accordance with the applicable provisions of such plans.


(continued and to be SIGNED on the Reverse Side)
- ---------------------------------------------------------------------------
                                                  [Front, tear-off portion]

                           FOLD AND DETACH HERE

Dear Stockholder:

     Enclosed are materials relating to the Company's 1994 Annual Meeting of Stockholders. The notice of the Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.

     Your vote is important to us. Whether or not you expect to attend the Meeting, please complete, sign and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States.

     If you plan to attend the Meeting, please also mark the attendance box located in the upper right hand corner of the proxy card.



                                   REYNOLDS METALS COMPANY

[TEXT]

                                                       [Reverse Side]

                                                                 I plan to
                                                                 attend the
                                                                  meeting
                                                                    /__/

      The Board of Directors recommends a vote FOR Items 1, 2 and 3.

                                       Item 1 - Election of Directors:

  For all                     Nominees - William O. Bourke, Yale M. Brandt,
 Nominees      Withhold       Thomas A. Graves, Jr., Gerald Greenwald,
(except as     Authority      John R. Hall, Robert L. Hintz, Richard G.
withheld in     to Vote       Holder, David P. Reynolds, Randolph N.
 the space      for all       Reynolds, Charles A. Sanders, M.D., Henry S.
 provided)     Nominees       Savedge, Jr., Jeremiah J. Sheehan, Robert J.
                              Vlasic, Joe B. Wyatt

                              (To withhold authority to vote for any
                              individual Nominee, write that Nominee's name in the space provided below.)

 /_/             /_/          _____________________________________________


          Item 2                                  Item 3

Approval of Restricted Stock            Ratification of Selection
 Plan for Outside Directors                 of Ernst & Young as
                                           Independent Auditors

FOR       AGAINST     ABSTAIN           FOR       AGAINST        ABSTAIN

/_/         /_/         /_/             /_/         /_/            /_/


          Item 4

In their discretion the proxies are
authorized to vote upon such other
matters as may properly come before
the Meeting.
                                        Date:______________________________

                                        ___________________________________
                                        Signature(s) of Stockholder(s)

                                        ___________________________________

                                        Please mark, date and sign as your
                                        name appears to the left and return
                                        in the enclosed envelope.  If
                                        signing as attorney, executor,
                                        administrator, trustee, guardian or
                                        in another representative capacity,
                                        please give your full title as
                                        such.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH ANY CHOICE SPECIFIED BY THE STOCKHOLDER; WHERE THERE IS NO CHOICE, SUCH SHARES WILL BE VOTED IN FAVOR OF ITEMS 1, 2 AND 3.

[TEXT]

                          REYNOLDS METALS COMPANY

                 Proxy Solicited by the Board of Directors
                    for Annual Meeting of Stockholders
                              April 20, 1994



     The undersigned appoints Richard G. Holder and D. Michael Jones, and each of them, proxies, with full power of substitution, to vote the shares of 7% PRIDES*, Convertible Preferred Stock of Reynolds Metals Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Reynolds Metals Company Building, 6601 West Broad Street, Richmond, Virginia, on Wednesday, April 20, 1994 at 10:00 A.M. (local time), and at any adjournments thereof. The undersigned hereby confer(s) upon the proxies and each of them authority to vote for a substitute Nominee or substitute Nominees designated by the Board of Directors with respect to the election of Directors if any Nominee is unable or unwilling to serve if elected.



(continued and to be SIGNED on the Reverse Side)



- ---------------------------------------------------------------------------
                                                  [Front, tear-off portion]



                           FOLD AND DETACH HERE


Dear Stockholder:

     Enclosed are materials relating to the Company's 1994 Annual Meeting of Stockholders. The notice of the Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.

     Your vote is important to us. Whether or not you expect to attend the Meeting, please complete, sign and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States.

     If you plan to attend the Meeting, please also mark the attendance box located in the upper right hand corner of the proxy card.



                                   REYNOLDS METALS COMPANY

[TEXT]

                                                       [Reverse Side]

                                                                 I plan to
                                                                 attend the
                                                                  meeting
                                                                    /__/

      The Board of Directors recommends a vote FOR Items 1, 2 and 3.

                                       Item 1 - Election of Directors:

  For all                     Nominees - William O. Bourke, Yale M. Brandt,
 Nominees      Withhold       Thomas A. Graves, Jr., Gerald Greenwald,
(except as     Authority      John R. Hall, Robert L. Hintz, Richard G.
withheld in     to Vote       Holder, David P. Reynolds, Randolph N.
 the space      for all       Reynolds, Charles A. Sanders, M.D., Henry S.
 provided)     Nominees       Savedge, Jr., Jeremiah J. Sheehan, Robert J.
                              Vlasic, Joe B. Wyatt

                              (To withhold authority to vote for any
                              individual Nominee, write that Nominee's name in the space provided below.)

 /_/             /_/          _____________________________________________


          Item 2                                  Item 3

Approval of Restricted Stock            Ratification of Selection
 Plan for Outside Directors                 of Ernst & Young as
                                           Independent Auditors

FOR       AGAINST     ABSTAIN           FOR       AGAINST        ABSTAIN

/_/         /_/         /_/             /_/         /_/            /_/


          Item 4

In their discretion the proxies are
authorized to vote upon such other
matters as may properly come before
the Meeting.
                                        Date:______________________________

                                        ___________________________________
                                        Signature(s) of Stockholder(s)

                                        ___________________________________

                                        Please mark, date and sign as your
                                        name appears to the left and return
                                        in the enclosed envelope.  If
                                        signing as attorney, executor,
                                        administrator, trustee, guardian or
                                        in another representative capacity,
                                        please give your full title as
                                        such.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH ANY CHOICE SPECIFIED BY THE STOCKHOLDER; WHERE THERE IS NO CHOICE, SUCH SHARES WILL BE VOTED IN FAVOR OF ITEMS 1, 2 AND 3.

[TEXT]

                                 APPENDIX












                          REYNOLDS METALS COMPANY




                RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS




















                         Effective April 20, 1994

[TEXT]

                                 ARTICLE I

                            PURPOSE OF THE PLAN

     The purposes of the Plan are to promote a greater identity of interests between the Company's Directors and its stockholders through increasing ownership of Company Stock by the Directors and to assist the Company in attracting and retaining qualified individuals to serve as Directors by affording them an opportunity to share in the future successes of the Company.

                                ARTICLE II
                                DEFINITIONS

     2.01 "Beneficiary" shall mean the individual or entity designated by the Director to receive, upon the death of the Director, undelivered shares of Restricted Stock as to which the applicable restrictions have expired. If no such designation is made, or if the designated individual predeceases the Director or the entity no longer exists, then the Beneficiary shall be the Director's estate.

     2.02 "Board" shall mean the Board of Directors of the Company.

     2.03 "Company" shall mean Reynolds Metals Company, a Delaware corporation.

     2.04 "Company Stock" shall mean the Common Stock of the Company, without par value, and such other stock and securities as may be substituted therefor in accordance with Section 5.02.

     2.05 "Director" shall mean a member of the Board who is not an employee of the Company or of one of its subsidiaries.

     2.06 "Effective Date" shall mean April 20, 1994.

     2.07 "Plan" shall mean this Reynolds Metals Company Restricted Stock Plan for Outside Directors, as amended from time to time.

     2.08 "Restricted Stock" shall mean Company Stock granted to a Director in accordance with Article III and subject to the restrictions set forth in Section 4.03.

                                ARTICLE III
                        GRANTS OF RESTRICTED STOCK

     3.01 On June 1, 1994, each Director elected to office by the stockholders of the Company on April 20, 1994, shall receive a grant of 1,000 shares of Restricted Stock. Except as otherwise provided in Section 3.02, each individual who becomes a Director after April 20, 1994, shall receive a grant of 1,000 shares of Restricted Stock 60 days after the date the individual is first elected to the Board, whether by the Board or by stockholders.

     3.02 If an employee of the Company or of one of its subsidiaries retires from employment with the Company or its subsidiary, as applicable, and if such former employee is elected to serve as a Director following retirement, then such former employee shall become eligible to participate in the Plan and shall receive a grant of 1,000 shares of Restricted Stock 60 days after the date on which he or she is first elected or reelected to the Board following his or her retirement.

     3.03 So long as he or she remains a Director, an additional grant of 1,000 shares of Restricted Stock shall be made to each Director on June 1 (or on the next business day, if June 1 is not a business day) of the year in which the restrictions expire as to all the shares covered by such Director's previous grant under the Plan.

                                ARTICLE IV
                      TERMS AND CONDITIONS OF GRANTS

     4.01 The terms and conditions set forth in this Article IV shall apply to each grant of shares of Restricted Stock. If required by the Company, each such grant shall be evidenced by a written agreement that sets forth the specific terms of the grant in accordance with the Plan and that is duly executed by or on behalf of the Company and the Director.

     4.02 At the time of each grant, a share certificate or certificates representing the number of shares of Restricted Stock granted to a Director shall be registered in the Director's name but shall be held by or on behalf of the Company for the Director's account. The Director shall execute and deliver to the Company a stock power duly endorsed in blank relating to such shares of Restricted Stock. The Director shall have all the rights and privileges of a stockholder as to such shares of Restricted Stock, including the right to receive dividends and the right to vote such shares, subject to the restrictions set forth in Section 4.03.

     4.03  The shares of Restricted Stock granted to any Director under
Article III shall be subject to the following restrictions:

          (a) Such shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until such time as such restrictions have expired as to such shares as provided in Section 4.04.

          (b) A Director shall not be entitled to delivery of a share certificate representing any shares of Restricted Stock until the expiration of such restrictions as to such shares.

     4.04 (a) Except as otherwise provided in Section 4.04(b), the restrictions applicable to shares of Restricted Stock covered by any grant to any Director shall expire in accordance with the terms of this Section 4.04(a). Restrictions shall expire as to 200 shares of Restricted Stock on the later of (i) the April 1 immediately following the date of grant or
(ii) the date that is the six-month anniversary of the date of grant, and restrictions shall expire as to an additional 200 shares on each successive April 1, so that by the fifth April 1 following the date of grant, restrictions on all 1,000 shares shall have expired; provided, however, that restrictions shall expire as to shares of Restricted Stock only if the Director shall have remained a member of the Board continuously from the date of grant of such shares to the scheduled expiration date.

     (b) If a Director ceases to be a member of the Board because of death, Disability, or a Change in Control of the Company, the restrictions on 200 shares of Restricted Stock shall expire as of the later of (i) the date the Director ceases to be a member of the Board or (ii) the date that is the six-month anniversary of the date of grant. Such 200 shares shall be in addition to any shares as to which the restrictions have expired in accordance with the second sentence of Section 4.04(a).


     For purposes of this Section 4.04(b), the term "Disability" shall have the same meaning as a "total disability" as determined under the rules and procedures that apply under the Company's Long Term Disability Plan for Salaried Employees, and the term "Change in Control" shall mean the occurrence of any of the following dates or events:

         (i)  a Stock Acquisition Date;
        (ii)  a Distribution Date; or
       (iii) Continuing Directors ceasing to be a majority of the Board, with the terms "Stock Acquisition Date," "Distribution Date" and
"Continuing Directors" having the meanings given to them in the Rights Agreement dated November 23, 1987 between the Company and The Chase Manhattan Bank, N.A., as initially executed.

     4.05 All of the shares of Restricted Stock granted to any Director as to which the restrictions have not previously expired shall be forfeited immediately, and all rights of such Director to such shares shall terminate without further obligation on the part of the Company, if the Director shall cease to be a member of the Board for any reason other than as set forth in Section 4.04(b).

     4.06 As soon as practicable after the expiration of the restrictions on any shares of Restricted Stock as herein provided, a share certificate for such shares shall be delivered, free of all such restrictions, to the Director (or to the Director's Beneficiary, if applicable) subject to the withholding requirements of Section 7.04 (if applicable).

                                 ARTICLE V
                               COMPANY STOCK

     5.01 Shares of Company Stock granted or delivered under the Plan may be authorized but unissued shares, shares reacquired by the Company, or a combination of both, as the Board may from time to time determine. Shares of Company Stock granted under the Plan but subsequently forfeited shall continue to be otherwise available for the purposes of the Plan.

     5.02 If any stock dividend is declared upon Company Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to Company Stock, resulting in a split-up or combination or exchange of shares, the number and kind of shares which may thereafter be granted under the Plan shall be proportionately and appropriately adjusted and the number and kind of shares then being held by the Company as Restricted Stock shall be proportionately and appropriately adjusted. Any new or additional shares of Restricted Stock, or stock or other securities substituted therefor, to which a Director may be entitled under this Section 5.02 shall be subject to all of the terms and conditions of Article IV.

                                ARTICLE VI
AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN

     The Board may from time to time amend, suspend or terminate the Plan, in whole or in part; provided, however, that (a) without the Director's consent, no such amendment, suspension or termination shall materially adversely affect the rights of any Director in respect of Restricted Stock previously granted to such Director and (b) the provisions of the Plan with respect to individuals eligible to participate and the amount, price and timing of grants hereunder shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the foregoing, the Board may, in any circumstance where it deems such approval necessary or desirable, require stockholder approval as a condition to the effectiveness of any amendment or modification of the Plan.

                                ARTICLE VII
                            GENERAL PROVISIONS

     7.01 Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Company, including the Board, in connection therewith shall be held or construed to confer upon any individual any legal right to remain on the Board.

     7.02 No rights or benefits under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, except by will or the laws of descent and distribution, and any attempt thereat shall be void. No such right or benefit shall, before receipt thereof, be in any manner liable for or subject to the recipient's debts, contracts, liabilities, engagements, or torts.

     7.03 This Plan shall inure to the benefit of, and be binding upon, the Company and each Director, and upon the successors and assigns of the Company and of each Director.

     7.04 The Company shall not be required to deliver any fractional share of Common Stock but shall pay, in lieu thereof, the fair market value (measured as of the date restrictions lapse) of such fractional share to the Director (or the Director's Beneficiary, if applicable).

     7.05 Before the issuance or delivery of any shares of Restricted Stock on which the restrictions have expired, the Company shall require payment in cash by the Director of any withholding taxes that the Company may be required by law to pay with respect to the issuance or delivery of such shares.

     7.06 Except as otherwise required by applicable federal laws, this Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.


     Executed and adopted this ____ day of April, 1994, pursuant to action taken by the Executive Committee of the Board of Directors of Reynolds Metals Company at its meeting on ____________, 1994, by the Board of Directors of Reynolds Metals Company at its meeting on February 18, 1994, and by stockholders at the Annual Meeting on April 20, 1994.

                                   REYNOLDS METALS COMPANY


                                   By_______________________________
                                   Title____________________________